UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2008

CALPINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West San Fernando Street, San Jose, California 95113

717 Texas Avenue, Houston, Texas 77002

(Addresses of principal executive offices and zip codes)

Registrant’s telephone number, including area code: (713) 830-8775

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.02	—	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
SIGNATURES

ITEM 5.02	—	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b), (c) On August 29, 2008, Kenneth A. Graves was appointed Interim Corporate Controller and Principal Accounting Officer of Calpine Corporation (the “Company”). He succeeds Stephen F. Hodkinson, who acted as the Company’s Interim Corporate Controller and principal accounting officer prior to the appointment of Mr. Graves. Mr. Hodkinson, whose services were provided pursuant to an agreement between the Company and AP Services, LLC, has returned to his responsibilities at AP Services, LLC.

Mr. Graves, 43, has served as the Company’s Vice President of SEC Reporting and Technical Accounting since March 2007 until his appointment as Interim Corporate Controller and Principal Accounting Officer. Prior to joining the Company, Mr. Graves worked as an Inspections Leader at the Public Company Accounting Oversight Board (the “PCAOB”) from September 2004 through February 2007. Mr. Graves has 14 years of public accounting experience, including seven years at KPMG LLP as a Senior Audit Manager prior to joining the PCAOB. Mr. Graves is a Certified Public Accountant in the State of Texas and received his master of business administration degree and bachelor of business administration degree in accounting from Texas A&M University – Commerce.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

By:	/s/ Zamir Rauf
Zamir Rauf
Interim Executive Vice President and Interim Chief Financial Officer

Date: August 29, 2008

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